UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2006

Health Discovery Corporation
(Exact name of registrant as specified in charter)

Texas	333-62216	74—3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 ½ Abercorn Street, Savannah, GA 31405
(Address of principal executive offices / Zip Code)

912-352-7488
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 4.01 Change in Registrant’s Certifying Accountant.

On September 20, 2006, Porter Keadle Moore, LLP (“PKM”), Health Discovery Corporation’s (the “Company”) principal accountant, resigned. The Company engaged Hancock Askew LLP (“Hancock Askew”) on September 21, 2006 as its new principal accountant to audit the Company’s financial statements.

PKM’s report on the financial statements of the Company as of and for the fiscal years ended December 31, 2005 and 2004 contained an unqualified opinion, except the opinion included an explanatory paragraph referring to the Company’s ability to continue as a going concern. During the fiscal years ended December 31, 2005 and 2004 and through September 20, 2006, there were no disagreements with PKM on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PKM would have caused it to make reference thereto in, or in connection with, its reports on financial statements for the periods covered by its audit.

The Company provided PKM with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of PKM’s letter, dated September 27, 2006, stating whether or not it agrees with such statements.

During the fiscal years ended December 31, 2005 and 2004 and through September 21, 2006, the Company did not consult Hancock Askew with respect to the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B. The Company asked that Hancock Askew review the information set forth in this paragraph and in the second sentence of this Item 4.01 before this Current Report on Form 8-K was filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(d)	Exhibits.

Exhibit 16.1 Letter from Porter Keadle Moore, LLP to the Securities and Exchange Commission dated September 26, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: September 27, 2006	By: /s/ Daniel Furth
Daniel Furth
Executive Vice President

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